As filed with the Securities and Exchange Commission on March 18, 1997
                                                  Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             450 FIFTH STREET, N.W.
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                            SPEIZMAN INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                                       56-0901212
      (State or Other Jurisdiction                      (I.R.S. Employer
   of Incorporation or Organization)                    Identification No.)

                                508 W. 5th Street
                         Charlotte, North Carolina 28231
          (Address of Principal Executive Offices, including zip code)

                            SPEIZMAN INDUSTRIES, INC.
                         NONQUALIFIED STOCK OPTION PLAN
                            (Full Title of the Plan)
 Josef Sklut                                          Copy to:
 Speizman Industries, Inc.                    Elizabeth G. Wren, Esq.
 508 W. 5th Street                            Kilpatrick Stockton LLP
 Charlotte, North Carolina 28231              3500 One First Union Center
 (704) 372-3751                               301 South College Street
 (Name, Address, and Telephone                Charlotte, NC 28202
 Number of Agent for Service)                 (704) 338-5000
---------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------

                                                           Proposed                  Proposed
                                                            Maximum                   Maximum                 Amount of
Title of Securities            Amount To Be             Offering Price          Aggregate Offering           Registration
To Be Registered                Registered                 Per Share                   Price                     Fee
--------------------------------------------------------------------------------------------------------------------------------

Common Stock,
$0.10 Par Value                 145,000 (1)                $6.00 (2)               $870,000 (2)              $263.64 (2)

-------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also includes such indeterminate number of additional shares of the Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends or similar transactions as described in the Nonqualified Stock Option Plan.
(2) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the aggregate offering price and the amount of the registration fee are based upon the exercise price of options to purchase 145,000 shares of the Common Stock of the Registrant which have been granted under the Registrant's Nonqualified Stock Option Plan.

                INCORPORATION OF PREVIOUS REGISTRATION STATEMENT


         This Registration Statement is being filed to register an additional 145,000 shares of the Common Stock of the Registrant under the Speizman Industries, Inc. Nonqualified Stock Option Plan. Pursuant to General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8, File No. 333-06287, are hereby incorporated in this Registration Statement by reference.

         The following Exhibits are being filed as part of this Registration
Statement:

  Exhibit No. Description

      5       Opinion of Kilpatrick Stockton LLP.
     23.1     Consent of BDO Seidman, LLP.
     23.2     Consent of Kilpatrick Stockton LLP  (Contained in Exhibit 5).
     24       Power of Attorney  (Contained on signature page).
     99.1 Speizman Industries, Inc. Nonqualified Stock Option Plan as amended on October 4, 1996.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Mecklenburg, State of North Carolina, on this 14th day of March, 1997.

                                        SPEIZMAN INDUSTRIES, INC.


                                        By:/s/ Robert S. Speizman, President
                                            Robert S. Speizman, President

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert S. Speizman and Josef Sklut, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         NAME                                        TITLE                                     DATE

/s/ Robert S. Speizman                      President (Principal Executive Officer)     March 14, 1997
----------------------------------------
ROBERT S. SPEIZMAN                          and Director


/s/ Josef Sklut                             Vice President-Finance, Secretary and       March 14, 1997
----------------------------------------
JOSEF SKLUT                                 Treasurer (Principal Financial Officer
                                            and Principal Accounting Officer) and
                                            Director

/s/ Steven P. Berkowitz                     Director                                    March 11, 1997
----------------------------------------
STEVEN P. BERKOWITZ

/s/ William Gorelick                        Director                                     March 11, 1997
----------------------------------------
WILLIAM GORELICK

/s/ Scott Lea                               Director                                    March 14, 1997
----------------------------------------
SCOTT LEA


                                  EXHIBIT INDEX


Exhibit No.     Description

    5           Opinion of Kilpatrick Stockton LLP.

   23.1         Consent of BDO Seidman, LLP.

   23.2         Consent of Kilpatrick Stockton LLP (Contained in Exhibit 5).

   24           Power of Attorney (Contained on signature page).

   99.1 Speizman Industries, Inc. Nonqualified Stock Option Plan as amended on October 4, 1996.
                                      4